ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES

SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES

PAR VALUE $1.00

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Certificate Number

ZQ00000000

Shares

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This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Memorandum of Association and Bye-laws of the Corporation and the Certificate of Designation related to the 8.00% Cumulative Redeemable Perpetual Preferred Shares -- Series B and the amendments from time to time made thereto.

TSAKOS ENERGY NAVIGATION LIMITED

INCORPORATED UNDER THE LAWS OF BERMUDA

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

CUSIP G9108L 12 4

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

FULLY-PAID AND NON-ASSESSABLE SHARES OF
SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES OF

TSAKOS ENERGY NAVIGATION LIMITED (hereinafter called the "Company"), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

TSAKOS ENERGY NAVIGATION
SEAL
BERMUDA

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By________________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

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